Exhibit 99.1

Southern First Bancshares, Inc. Announces Pricing of Public Offering of Common Stock

Greenville, South Carolina, April 15, 2026 – Southern First Bancshares, Inc. (NASDAQ: SFST) (the “Company,” “we,” “us,” or “our”) today announced the pricing of an underwritten public offering of 1,050,000 shares of its common stock at a price of $54.00 per share. The Company also granted the underwriters a 30-day option to purchase up to an additional 157,500 shares of common stock.

The aggregate gross proceeds of the offering will be approximately $56.7 million before discounts and expenses. Assuming full exercise by the underwriters of their option to purchase additional shares, the aggregate gross proceeds of the offering would be approximately $65.2 million before discounts and expenses. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include supporting organic growth initiatives, providing capital to the Company’s bank subsidiary, redeeming or repurchasing outstanding indebtedness, including subordinated debt, and for working capital purposes. The offering is expected to close on April 17, 2026, subject to customary closing conditions.

Piper Sandler & Co. is serving as the sole book-running manager for the offering. Keefe, Bruyette & Woods, A Stifel Company, is serving as co-manager.

This announcement is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The Company has filed a shelf registration statement (File No. 333-293279), including a base prospectus, and a preliminary prospectus supplement with the Securities and Exchange Commission (“SEC”) relating to the offering, and expects to file a prospectus supplement relating to the offering. The offering is being made only by means of the prospectus supplement and accompanying base prospectus. Before you invest, you should read the prospectus in the registration statement, the preliminary prospectus supplement, the prospectus supplement when available, and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or, alternatively, copies of the preliminary prospectus supplement and the accompanying base prospectus relating to the offering, and the prospectus supplement when available, may be obtained by contacting Piper Sandler & Co., Attn: Prospectus Department, by Telephone: (800) 747-3924 or Email: prospectus@psc.com or Keefe, Bruyette & Woods, Inc., Attn: Equity Capital Markets, by Telephone: (800) 966-1559 or Email: uscapitalmarkets@kbw.com.

ABOUT Southern First Bancshares, INC.

Southern First Bancshares, Inc., Greenville, South Carolina, is a registered bank holding company incorporated under the laws of South Carolina. The Company’s wholly owned subsidiary, Southern First Bank, is the second largest bank headquartered in South Carolina. Southern First Bank has been providing financial services since 1999 and now operates in 12 locations in the Greenville, Columbia, and Charleston markets of South Carolina as well as the Charlotte, Triangle and Triad regions of North Carolina and Atlanta, Georgia. Southern First Bancshares has consolidated assets of approximately $4.4 billion and its common stock is traded on The NASDAQ Global Market under the symbol “SFST.”

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the completion, timing and expected size of the offering, the anticipated closing date of the offering, the anticipated use of proceeds from the offering, future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “preliminary”, “intend,” “plan,” “target,” “continue,” “lasting,” and “project,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of forward-looking information should not be construed as a representation by the Company or any other person that the future events, plans or expectations described herein will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations may be different than expected; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for credit loss, the rates of loan and deposit growth as well as pricing of each product, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in legislation, regulation, policies or administrative practices, whether by judicial, governmental or legislative action, including, but not limited to, changes affecting oversight of the financial services industry or consumer protection, the regulatory landscape or capital market; (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could continue to have a negative impact on the Company, including the timing, size, pricing or completion of the offering; (6) changes in interest rates, which may continue to affect the Company’s net income, interest expense, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of the Company’s assets, including its investment securities; (7) trade wars, government shutdowns, or a potential recession which may cause adverse risk to the overall economy, and could indirectly pose challenges to our clients and to our business; (8) any increase in FDIC assessments which have increased and may continue to increase our cost of doing business; and (9) changes in accounting principles, policies, practices, or guidelines. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (www.sec.gov). All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

MEDIA CONTACT:

ART SEAVER 864-679-9010

FINANCIAL CONTACT:

CHRIS ZYCH 864-679-9070

WEB SITE: www.southernfirst.com

SOURCE: Southern First Bancshares, Inc.

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